Exhibit 99(i)



FOR IMMEDIATE RELEASE                               Contact: Sitrick And Company
                                                             Anne DeWolfe
                                                             (310) 788-2850 or
                                                             (323) 935-5231


         Shelbourne Properties I, Inc., Shelbourne Properties II, Inc.,
       and Shelbourne Properties III, Inc. Retain Lazard Freres & Co. LLC
                             as Financial Advisors

         New York - April XX, 2002 - Shelbourne Properties I, Inc. (AMEX: HXD), Shelbourne Properties II, Inc. (AMEX: HXE) and Shelbourne Properties III, Inc. (AMEX: HXF), which are diversified real estate investment trusts, announced today that they have each retained Lazard Freres & Co. LLC as financial advisors.

         The companies have hired Lazard to assist in their ongoing efforts to evaluate strategic alternatives that will enhance shareholder value. The companies note that there can be no assurance that this exploration process will lead to any agreement or transaction.

         Founded in 2000, Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc. are diversified real estate investment trusts with holdings in the office, retail and industrial asset sectors. They are successors to Integrated Resources High Equity Partners, Series 85, a California Limited Partnership; High Equity Partners L.P. - Series 86; and High Equity Partners L.P. - Series 88, respectively.


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